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                                                                    EXHIBIT 99.1

                               RELEASE: IMMEDIATE
                          GETTY REALTY CORP. ANNOUNCES
                FINANCIAL RESULTS FOR THE QUARTER AND SIX MONTHS
                               ENDED JUNE 30, 2005

      JERICHO, NY, AUGUST 1, 2005 --- Getty Realty Corp. (NYSE-GTY) today reported its financial results for the quarter and six months ended June 30, 2005.

      Net earnings were $10.2 million for the quarter and $21.7 million for the six months ended June 30, 2005, as compared with $9.4 million and $18.5 million for the respective prior year periods. Net earnings increased by $0.8 million, or 9.0%, for the quarter and by $3.1 million, or 16.9%, for the six months ended June 30, 2005 over the comparable periods in 2004.

      The increases in net earnings resulted from the properties acquired in November 2004 and March 2005, and rent escalations, which generated additional revenue from rental properties that was partially offset by additional depreciation and amortization and interest expenses. The increases in net earnings were also due to reductions in environmental expenses of $0.4 million for the quarter and $2.1 million for the six month period ended June 30, 2005 as compared to the prior year periods.

      Funds from operations, or FFO, increased $1.2 million to $12.3 million for the quarter and $3.6 million to $25.6 million for the six months ended June 30, 2005, as compared to the respective prior year periods.

      Adjusted funds from operations, or AFFO, increased $1.4 million to $11.3 million for the quarter and $3.9 million to $23.7 million for the six months ended June 30, 2005 as compared to the prior year quarter and six month periods.

      The increases in FFO and AFFO were principally due to the increases in net earnings described above. AFFO increased more than FFO on both a dollar and percentage basis due to a decrease in deferred rental revenues (which are included in net earnings and FFO but excluded from AFFO) of $0.1 million for the quarter and $0.3 million for the six months ended June 30, 2005 as compared to the prior year periods. FFO and AFFO are supplemental non-GAAP measures of the performance of real estate investment trusts and are defined and reconciled to net earnings in the financial tables at the end of this release.

      Earnings per share increased $0.03 per share to $0.41 per share for the quarter and $0.13 per share to $0.88 per share for the six months ended June 30, 2005, as compared to the prior year periods. For the quarter ended June 30, 2005, FFO per share increased $0.05 per share to $0.50 per share and AFFO per share increased $0.06 per share to $0.46 per share as compared to the prior year period. FFO per share increased $0.15 per share to $1.04 per share and AFFO per share increased $0.16 per share to $0.96 per share for the six months ended June 30, 2005 as compared to the prior year period.

      Revenues from rental properties were $17.9 million for the quarter and $35.3 million for the six months ended June 30, 2005 as compared to $16.4 million and $33.0 million for the respective prior year periods. Rent received for the quarter was $16.9 million and $33.4 million for the six months ended June 30, 2005 as compared with $15.3 million for the quarter and $30.7

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million for the six month period ended in 2004. The increase in rent received was primarily due to rental income from the properties acquired in November 2004 and March 2005 and rent escalations, and was partially offset by the effect of lease terminations and property dispositions. In addition to rent received, revenues from rental properties include deferred rental revenues accrued due to recognition of rental income on a straight-line basis of $1.0 million for the quarter and $1.9 million for the six months ended June 30, 2005 as compared to $1.1 million and $2.2 million for the respective prior year periods.

      Environmental expenses, net of estimated recoveries, were $1.3 million for the quarter and $1.4 million for the six months ended June 30, 2005, which decreased by $0.4 million for the quarter and by $2.1 million for the six month period as compared to $1.8 million recorded for the prior year quarter and $3.5 million recorded for prior year six month period. The decreases were due to reduced environmental litigation expense and related legal fees which decreased by $0.6 million for the quarter and by $1.5 million for the six months ended June 30, 2005 and smaller net changes in estimated environmental costs and accretion expenses, which decreased by $0.6 million as compared to the prior six month period.

      Depreciation and amortization expense was $2.1 million for the quarter and $4.0 million for the six month period ended June 30, 2005, as compared to $1.8 million and $3.7 million for the respective prior year periods. The increase was due to depreciation and amortization on properties acquired in November 2004 and March 2005 partially offset by property dispositions.

      Interest expense, principally related to borrowings under lines of credit used to acquire properties in November 2004 and March 2005, was $0.5 million for the quarter and $0.6 million for the six months ended June 30, 2005 and was insignificant in the prior year periods.

      Getty Realty's Second Quarter Earnings Conference Call is scheduled for tomorrow, Tuesday, August 2, 2005 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 719-457-2653 five to ten minutes before the scheduled start time and reference pass code 8385496. If you cannot participate in the live event, a replay will be available beginning on August 2, 2005 at noon though midnight, August 5, 2005. To access the replay, please dial 719-457-0820 and reference pass code 8385496.

      Getty Realty Corp. is the largest publicly-traded real estate investment trust in the United States specializing in ownership and leasing of motor fuel/convenience store properties and petroleum distribution terminals. The Company owns and leases over 1,050 properties in the Eastern United States.

      CERTAIN STATEMENTS IN THIS NEWS RELEASE MAY CONSTITUTE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS "BELIEVES", "EXPECTS", "PLANS", "PROJECTS", "ESTIMATES" AND SIMILAR EXPRESSIONS ARE USED IN THIS RELEASE, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-

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LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT BELIEFS AND ASSUMPTIONS AND
INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN
RISKS (INCLUDING THE RISKS THAT ARE DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION), UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. GETTY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS THAT REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR THE OCCURRENCE OF UNANTICIPATED EVENTS.

                                     -more-

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                       GETTY REALTY CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                   (unaudited)

                                                            June 30,   December 31,
                                                            --------   ------------
                                                              2005         2004
                                                            --------   ------------
Assets:

Real Estate:
   Land                                                     $172,096     $156,571
   Buildings and improvements                                199,529      190,019
                                                            --------     --------
                                                             371,625      346,590
   Less - accumulated depreciation and amortization         (106,654)    (106,463)
                                                            --------     --------
     Real estate, net                                        264,971      240,127

Deferred rent receivable                                      27,002       25,117
Cash and equivalents                                             651       15,700
Recoveries from state underground storage tank funds, net      4,977        5,437
Mortgages and accounts receivable, net                         3,761        3,961
Prepaid expenses and other assets                              1,478          386
                                                            --------     --------
     Total assets                                           $302,840     $290,728
                                                            ========     ========

Liabilities and Shareholders' Equity:

Debt                                                        $ 37,938     $ 24,509
Environmental remediation costs                               20,317       20,626
Dividends payable                                             10,761       10,495
Accounts payable and accrued expenses                          7,819        9,595
                                                            --------     --------
     Total liabilities                                        76,835       65,225
                                                            --------     --------
Commitments and contingencies
Shareholders' equity:
   Common stock, par value $.01 per share; authorized
       50,000,000 shares; issued
       24,714,766 at June 30, 2005
       and 24,694,071 at December 31, 2004                       247          247
   Paid-in capital                                           257,668      257,295
   Dividends paid in excess of earnings                      (31,910)     (32,039)
                                                            --------     --------
     Total shareholders' equity                              226,005      225,503
                                                            --------     --------
     Total liabilities and shareholders' equity             $302,840     $290,728
                                                            ========     ========

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                       GETTY REALTY CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                          Three months ended  Six months ended
                                               June 30,           June 30,
                                          ------------------  -----------------
                                            2005       2004      2005     2004
                                          -------    -------   -------  -------
Revenues from rental properties           $17,872    $16,443   $35,268  $32,954

Expenses:
   Rental property expenses                 2,560      2,487     5,184    5,008
   Environmental expenses, net              1,348      1,783     1,411    3,515
   General and administrative expenses      1,289      1,255     2,600    2,632
   Depreciation and amortization expense    2,065      1,828     4,014    3,664
                                          -------    -------   -------  -------
      Total expenses                        7,262      7,353    13,209   14,819
                                          -------    -------   -------  -------
Operating income                           10,610      9,090    22,059   18,135

   Other income, net                           55        296       191      429
   Interest expense                          (451)       (19)     (600)     (40)
                                          -------    -------   -------  -------
Net earnings                              $10,214    $ 9,367   $21,650  $18,524
                                          =======    =======   =======  =======

Net earnings per common share:
   Basic                                  $   .41    $   .38   $   .88  $   .75
   Diluted                                $   .41    $   .38   $   .88  $   .75

Weighted average shares outstanding:
   Basic                                   24,714     24,680    24,707   24,675
   Diluted                                 24,728     24,713    24,721   24,715

Dividends declared per share:             $  .435    $  .425   $  .870  $  .850

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                       GETTY REALTY CORP. AND SUBSIDIARIES
                        RECONCILIATION OF NET EARNINGS TO
                            FUNDS FROM OPERATIONS AND
                         ADJUSTED FUNDS FROM OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                          Three months ended   Six months ended
                                               June 30,            June 30,
                                          ------------------   ----------------
                                           2005       2004      2005     2004
                                          -------    -------   -------  -------
Net earnings                              $10,214    $ 9,367   $21,650   18,524

Depreciation and amortization expense       2,065      1,828     4,014    3,664
Gains on sales of real estate                   -       (146)      (72)    (146)
                                          -------    -------   -------  -------
Funds from operations                      12,279     11,049    25,592   22,042
Deferred rental revenue
   (straight-line rent)                      (985)    (1,115)   (1,885)  (2,231)
                                          -------    -------   -------  -------
Adjusted funds from operations            $11,294    $ 9,934   $23,707  $19,811
                                          =======    =======   =======  =======

Diluted per common share amounts:
   Earnings per share                     $   .41    $   .38   $   .88  $   .75
   Funds from operations per share        $   .50    $   .45   $  1.04  $   .89
   Adjusted funds from operations
     per share                            $   .46    $   .40   $   .96  $   .80

  Diluted weighted average
     shares outstanding                    24,728     24,713    24,721   24,715

IN ADDITION TO MEASUREMENTS DEFINED BY GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"), GETTY ALSO FOCUSES ON FUNDS FROM OPERATIONS ("FFO") AND ADJUSTED FUNDS FROM OPERATIONS ("AFFO") TO MEASURE ITS PERFORMANCE. FFO IS GENERALLY CONSIDERED TO BE AN APPROPRIATE SUPPLEMENTAL NON-GAAP MEASURE OF THE PERFORMANCE OF REITS. FFO IS DEFINED BY THE NATIONAL ASSOCIATION OF REAL ESTATE INVESTMENT TRUSTS AS NET EARNINGS BEFORE DEPRECIATION AND AMORTIZATION, GAINS OR LOSSES ON SALES OF REAL ESTATE, NON-FFO ITEMS REPORTED IN DISCONTINUED OPERATIONS AND EXTRAORDINARY ITEMS. OTHER REITS MAY USE DEFINITIONS OF FFO AND OR AFFO THAT ARE DIFFERENT THAN GETTY'S AND, ACCORDINGLY, MAY NOT BE COMPARABLE.

GETTY BELIEVES THAT FFO IS HELPFUL TO INVESTORS IN MEASURING ITS PERFORMANCE BECAUSE FFO EXCLUDES VARIOUS ITEMS INCLUDED IN GAAP NET EARNINGS THAT DO NOT RELATE TO, OR ARE NOT INDICATIVE OF, GETTY'S FUNDAMENTAL OPERATING PERFORMANCE SUCH AS GAINS OR LOSSES FROM PROPERTY SALES AND DEPRECIATION AND AMORTIZATION. IN GETTY'S CASE, HOWEVER, GAAP NET EARNINGS AND FFO INCLUDE THE SIGNIFICANT IMPACT OF DEFERRED RENTAL REVENUE (STRAIGHT-LINE RENT) ON ITS RECOGNITION OF REVENUES FROM RENTAL PROPERTIES, WHICH RESULTS FROM FIXED RENTAL INCREASES SCHEDULED UNDER CERTAIN LEASES WITH ITS TENANTS. IN ACCORDANCE WITH GAAP, THE AGGREGATE MINIMUM RENT DUE OVER THE INITIAL TERM OF THESE LEASES IS RECOGNIZED ON A STRAIGHT-LINE BASIS RATHER THAN WHEN DUE. AS A RESULT, GETTY PAYS PARTICULAR ATTENTION TO AFFO, A SUPPLEMENTAL NON-GAAP PERFORMANCE MEASURE THAT GETTY DEFINES AS FFO LESS STRAIGHT-LINE RENT. IN GETTY'S VIEW, AFFO PROVIDES A MORE ACCURATE DEPICTION OF THE IMPACT OF SCHEDULED RENT INCREASES UNDER THESE LEASES THAN FFO. NEITHER FFO NOR AFFO REPRESENT CASH GENERATED FROM OPERATING ACTIVITIES CALCULATED IN ACCORDANCE WITH GAAP AND THEREFORE SHOULD NOT BE CONSIDERED AN ALTERNATIVE FOR GAAP NET EARNINGS OR AS A MEASURE OF LIQUIDITY.

Contact:           Thomas J. Stirnweis

                   (516) 478-5403